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EXHIBIT 10.2

                              CONSULTING AGREEMENT
                              --------------------

         This Agreement is made and entered into by and between Sol Tech Corporation (dba Wasteline Performance Corporation in California), 5922-B Farnsworth Court, Carlsbad, CA 92008 (hereinafter "Contractor") and Covingham Capital Corp., (hereinafter "Covingham) with principal offices at 174 E. Dorchester Dr., Salt Lake City, Utah 84103.

                                    RECITALS

         A. Whereas, Covingham is a reporting corporation and is presently subject to the reporting requirements as provided by Section 13 and 15(d) of the Securities Exchange Act of 1934. The common stock of Covingham IS NOT presently listed or trading on any exchange.

         B. Whereas, Covingham is not currently engaging in any substantive business activity and management has been seeking out potential businesses to acquire or merge with.

         C. Whereas, Gregory Chachas, the current sole officer and director of Covingham, is resigning in order to pursue other business opportunities.

         D. Whereas, concurrently with his resignation, Gregory Chachas is seller 2,100,000 shares of restricted common stock of Covingham owned by him to USM Capital Group, Inc.

         E. Whereas, Sol Tech and USM Capital Group, Inc. are affiliated entities.

         F. Whereas, Covingham desires to retain Contractor to continue the search for potential acquisitions, reorganizations or mergers with another business.

                                   ARTICLE 1.
                                TERM OF CONTRACT
                                ----------------

         1.1 This Agreement will become effective on the date first stated above and will continue in effect until the services provided for in this Agreement have been performed, or until terminated as provided in Article 6, below.

                                   ARTICLE 2.
                     SERVICES TO BE PERFORMED BY CONSULTANT
                     --------------------------------------

         2.1 SERVICES: Consultant agrees to search for, identify arid evaluate potential acquisitions, mergers or business combinations for the benefit of Covingham, and proactively participate in negotiating and developing the timing and structure of those mergers and acquisitions.

         2.2 DELIVERY SCHEDULE: Performance of all services shall commence immediately upon execution of this Agreement, and shall continue throughout the term of this Agreement.

         2.3 METHOD OF PERFORMING SERVICES: Consultant will determine the method, details, and means of performing the above-described services. Consultant may perform the Services under this Agreement at any suitable time and location of Consultant's choice.




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         2.4 STATUS OF CONSULTANT: Consultant is and shall remain an independent contractor. Consultant and any agents or employees of Consultant shall not act as an officer or employee of Covingham. Covingham assumes no liability for Consultant's actions in performance, or responsibility for taxes, funds, payments or other commitments, implied or expressed, by or for Consultant. Consultant has no authority to assume or create any commitment or obligation on behalf of, or to bind, Covingham in any respect.

                                   ARTICLE 3.
                                  COMPENSATION
                                  ------------

         3. 1 CONSULTING FEES AND PAYMENT. As compensation for the services provided hereunder, upon execution of this Agreement, Covingham shall issue 800,000 restricted shares of common stock to certificates to Consultant. Consultant acknowledges and understands said shares are unregistered and restricted and acknowledges that any certificate(s) for the shares will contain the following restrictive legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                   ARTICLE 4.
                           OBLIGATIONS OF CONSULTANT
                           -------------------------

         4.1 NON-EXCLUSIVE RELATIONSHIP: Covingham acknowledges and agrees that the relationship with Consultant is non-exclusive and Consultant may represent, perform services for, and contract with, as many additional clients, persons or companies as Consultant in Consultant's sole discretion sees fit.

         4.2 CONSULTANT'S QUALIFICATIONS: Consultant represents and warrants that Consultant has the qualifications and skills necessary to perform the services under this Agreement in a competent and professional manner, and is able to fulfill the requirements of this Agreement. Consultant shall comply with all applicable federal, state and local laws in the performance of its obligations hereunder, and all materials used by Consultant in fulfilling its obligations under this Agreement shall not infringe upon any third party copyright, patent, trade secret or other proprietary right. Consultant acknowledges and agrees that failure to perform all the services required under this agreement shall constitute a material breach of the Agreement.

         4.3 INDEMNITY: Consultant agrees to indemnify, defend, and hold Covingham free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorney& fees, and costs, including without limitation expert witnesses' fees, that Covingham may incur as a result of a breach by Consultant of any representation or agreement contained in this Agreement.

         4.4 ASSIGNMENT: Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Consultant without the prior written consent of Covingham.




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                                   ARTICLE 5.
                            OBLIGATIONS OF COVINGHAM
                            ------------------------

         5. 1 COMPLIANCE WITH REQUESTS: Covingham agrees to comply with all reasonable requests of Consultant necessary to the performance of Consultant's duties under this Agreement.

         5.2 INDEMNITY: Covingham agrees to indemnify, defend, and hold Consultant free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, including without limitation expert witnesses' fees, that Consultant may incur as a result of any information provided to Consultant by Covingham under this Agreement.

                                   ARTICLE 6.
                            TERMINATION OF AGREEMENT
                            ------------------------

         6.1 TERMINATION ON NOTICE: Notwithstanding any other provision of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force until the Services provided for in this Agreement have been fully and completely performed.

         6.2 TERMINATION ON OCCURRENCE OF STATED EVENTS: This Agreement will terminate automatically on the occurrence of any of the following events:

                  6.2.1 Bankruptcy or insolvency of either party.

                  6.2.2 Dissolution of either party.

                  6.2.3 Assignment of this Agreement by Consultant without the prior written consent of Covingham.

         6.3 TERMINATION FOR DEFAULT: If either party defaults in the performance of this Agreement, or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will take effect immediately on receipt of notice by the breaching party or five ( 5) days after mailing of notice, whichever occurs first. For the purposes of this paragraph, material breach of this Agreement includes, but is not limited to, the following:

                  6. 3. 1 Consultant's failure to complete the services specified in this Agreement.

                  6.3.2 Consultant's material breach of any representation or agreement contained in Article 4, above.

                  6.3.3 Covingham's material breach of any representation or agreement contained in Article 5, above.

                  6.3.4 Covingham's failure to pay Consultant any compensation due.




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                                   ARTICLE 7.
                             COVINGHAM INFORMATION
                             ---------------------

         7. 1 NONDISCLOSURE/NONUSE OF COVINGHAM INFORMATION: Consultant agrees that all information provided by Covingham to Consultant under this Agreement shall not be disclosed or used by Consultant for any purpose other than Consultant's performance under this Agreement.

         7.2 CONFIDENTIAL INFORMATION: Any written, printed, graphic, or electronically or magnetically recorded information furnished by Covingham for Consultant's use is and shall remain the sole property of Covingham. This proprietary information includes, but is not limited to, investor lists, marketing information, planning, drawings, specifications, and information concerning Covingham's employees, products, services, prices, and operations. Consultant will keep this confidential information in the strictest confidence, and will not disclose it by any means to any person except with Consultant's prior written approval, and only to the extent necessary to perform the services under this Agreement. This prohibition also applies to Consultant's employees, agents, and subcontractors. On termination of this Agreement or request by Covingham, Consultant will return within two (2) days any confidential information in Consultant's possession to Covingham.

                                   ARTICLE 8.
                               GENERAL PROVISIONS
                               ------------------

         8.1 NOTICES: Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of five (5) days after the date of mailing.

         8.2 ATTORNEYS' FEES AND COSTS: If this Agreement gives rise to a lawsuit or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover court costs, necessary disbursements (including expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief such party may be entitled.

         8.3 ENTIRE AGREEMENT: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services provided by Consultant to Covingham under this Agreement, and contains all of the covenants and agreements between the parties with respect to this Agreement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         8.4 MODIFICATIONS: Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

         8.5 EFFECT OF WAIVER: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

         8.6 PARTIAL INVALIDITY: If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.




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         8.7 LAW GOVERNING AGREEMENT: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         8.8 JURISDICTION/VENUE: Jurisdiction and venue for any dispute arising out of this Agreement shall be exclusively in the County of San Diego, State of California.

         8.8 CONSTRUCTION: If any construction is to be made of any provision of this Agreement, it shall not be construed against either party on the ground such party was the drafter of the Agreement or any particular provision.

         8.9 TIME: Time is of the essence in this Agreement.

         8.10 CORPORATE AUTHORIZATION: If any signatory of this Agreement is a corporation, said signatory represents and warrants that this Agreement and the undersigned's execution of this Agreement have been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation(s) executing this Agreement on behalf of the corporation(s) represent and warrant they are officers of the corporation(s) with full authority to execute this Agreement on behalf of the corporation(s).

         IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of October 21, 2002.

COVINGHAM:                                 CONSULTANT:

Covingham Capital Corp.                    Sol Tech Corporation

/S/ GREGORY J. CHACHAS                     /S/ ROBERT C. BREHM
-----------------------                    -------------------
By: Gregory J. Chachas                     By: Robert C. Brehm
Its: President and Secretary               Its: President